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                               Exhibit (b)(10)(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post Effective Amendment No. 6 to this Registration Statement under the Securities Act of 1933 and Amendment No. 7 to this registration statement under the Investment Company Act of 1940 on Form N-4 (File No. 33-46217) in Part B of the Registration Statement of (i) our report dated February 23, 1996, except for the information in Note 1 - "Basis of Presentation", for which the date is February 21, 1997, on our audit of the financial statements of First North American Security Life Assurance Company and (ii) our report dated February 23, 1996, on our audit of the financial statements of the FNAL Variable Account. We also consent to the reference to our firm under the caption "Independent Auditors."




                                                  Coopers & Lybrand L.L.P.



Boston, Massachusetts
February 27, 1997


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